Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan VP & Treasurer 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES SECOND QUARTER RESULTS AND A $125 MILLION STOCK REPURCHASE AUTHORIZATION

Fiscal Second Quarter 2025 Financial Highlights:

•Net sales of $452.5 million
•Net income of $27.7 million; 6.1% of net sales
•GAAP EPS of $1.79; adjusted EPS of $2.081
•Adjusted EBITDA of $60.2 million; 13.3% of net sales
•Cash provided by operating activities of $11.9 million; free cash flow of $0.7 million
•Repurchased 348,877 shares for $32.5 million
•Board approved an additional $125 million authorization for future share repurchases

Fiscal 2025 Year to Date Financial Highlights:

•Net sales of $911.6 million
•Net income of $57.3 million; 6.3% of net sales
•GAAP EPS of $3.68; adjusted EPS of $4.221
•Adjusted EBITDA of $123.1 million; 13.5% of net sales
•Cash provided by operating activities of $52.7 million; free cash flow of $30.1 million
•Repurchased 620,337 shares for $56.5 million

WINCHESTER, Virginia (November 26, 2024) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its second fiscal quarter ended October 31, 2024.

“Our team delivered net sales and Adjusted EBITDA performance that was in-line with the expectations we shared last quarter. The quarter was impacted by continued softer demand in the remodel market along with the slowdown in new construction single family starts over the summer,” said Scott Culbreth, President and CEO. “We expect the demand trends to remain challenging but are reaffirming our outlook for a low single-digit decline in net sales for the full fiscal year and have tightened our Adjusted EBITDA range to $225 million to $235 million.”

Second Quarter Results

Net sales for the second quarter of fiscal 2025 decreased $21.4 million, or 4.5%, to $452.5 million compared with the same quarter last fiscal year. Net income was $27.7 million ($1.79 per diluted share and 6.1% of net sales) compared with $30.3 million ($1.85 per diluted share and 6.4% of net sales) last fiscal year. Net income decreased $2.7 million due to lower net sales, increasing supply chain costs, an unfavorable mark-to-market adjustment on our foreign currency hedging instruments, and restructuring charges related to a reduction in force during the quarter, partially offset by the roll-off of acquisition-related intangible asset amortization, which ended in the third quarter of the prior fiscal year, and lower year-over-year incentive compensation. Adjusted EPS per diluted share was $2.08 for the second quarter of fiscal 2025 compared with $2.50 last fiscal year. Adjusted EBITDA for the second quarter of fiscal 2025 decreased $12.1 million, or 16.8%, to $60.2 million, or 13.3% of net sales, compared with $72.3 million, or 15.3% of net sales, last fiscal year.

Fiscal Year to Date Results

Net sales for the first six months of fiscal 2025 decreased $60.5 million, or 6.2%, to $911.6 million compared with the same period of the prior fiscal year. Net income was $57.3 million ($3.68 per diluted share and 6.3% of net sales) compared with $68.2 million ($4.13 per diluted share and 7.0% of net sales) in the same period of the prior fiscal year. Net income for the first six months of fiscal 2025 decreased $10.9 million due to lower net sales, manufacturing volume deleverage in our new locations in Hamlet, North Carolina, and Monterrey, Mexico, increasing supply chain costs, unfavorable mark-to-market

1During the second quarter of fiscal 2025, the Company changed its definition of Adjusted EPS per diluted share to exclude the change in fair value of foreign exchange forward contracts to be consistent with its definition of Adjusted EBITDA. Prior period amounts have been adjusted to conform to current period presentation.

AMWD Announces Second Quarter Results

November 26, 2024

adjustment on our foreign currency hedging instruments, and restructuring charges related to a reduction in force during the second fiscal quarter, partially offset by the roll-off of acquisition-related intangible asset amortization, which ended in the third quarter of the prior fiscal year, non-recurring pre-tax charge related to the plywood case last fiscal year, and lower year-over-year incentive compensation. Adjusted EPS per diluted share was $4.22 for the first six months of fiscal 2025 compared with $5.24 in the same period of the prior fiscal year. Adjusted EBITDA for the first six months of fiscal 2025 decreased $24.4 million, or 16.5%, to $123.1 million, or 13.5% of net sales, compared to $147.5 million, or 15.2% of net sales, for the same period of the prior fiscal year.

Balance Sheet & Cash Flow

As of October 31, 2024, the Company had $56.7 million in cash plus access to $313.2 million of additional availability under its revolving credit facility. Also, as of October 31, 2024, the Company had $200.0 million in term loan debt and $173.4 million drawn on its revolving credit facility. On October 10, 2024, the Company refinanced its senior secured debt facility. The new agreement provides for a $500 million revolving loan facility and a $200 million term loan facility.

Cash provided by operating activities for the first six months of fiscal 2025 was $52.7 million and free cash flow totaled $30.1 million. During the second fiscal quarter, the Company purchased $17.7 million of transferable renewable energy tax credits to offset its corporate income tax liability. These credits will be utilized to offset corporate income tax payments in the fourth fiscal quarter of fiscal 2025.

The Company repurchased 348,877 shares, or approximately 2.3% of shares outstanding, for $32.5 million during the second quarter of fiscal 2025, and 620,337 shares, or approximately 4.1% of shares outstanding, for $56.5 million during the first six months of fiscal 2025. As of October 31, 2024, $33.0 million remained available from the amount authorized by the Board to repurchase the Company's common stock.

On November 20, 2024, the Board of Directors authorized an additional stock repurchase program of up to $125 million of the Company's outstanding common shares. This authorization is in addition to the stock repurchase program authorized on November 29, 2023. Any repurchases under the stock repurchase program are subject to market conditions, the Company’s cash requirements for other purposes, compliance with applicable laws and regulations and contractual covenants and any other factors management may deem relevant at the time of such repurchases. The Company is not obligated to make any stock repurchases in the future.

Fiscal 2025 Financial Outlook

For fiscal 2025 (which includes the now completed first six months) the Company expects:

•Low single-digit decline in net sales year-over-year
•Adjusted EBITDA in the range of $225 million to $235 million

“During the first half of the fiscal year, we achieved an Adjusted EBITDA of $123.1 million, representing 13.5% of net sales. Despite macro-economic housing headwinds, our teams remain dedicated and focused on controlling our discretionary spend and focusing on operational improvements. When the macro-housing conditions improve, we’ll be strongly positioned in the marketplace,” stated Paul Joachimczyk, Senior Vice President and Chief Financial Officer. “We have been, and continue to remain, committed to investment back in the business and continued returns to our shareholders as shown by repurchasing 4.1% of our shares outstanding during the first six months of fiscal 2025.”

Our Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include restructuring costs, interest expense, stock-based compensation expense, and certain tax items. Our management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported net income, which could be significant, are difficult to predict, and may be highly variable. As a result, the Company does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA outlook.

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 8,600 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer

AMWD Announces Second Quarter Results

November 26, 2024

satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2024	2023	2024	2023

Net sales	$452,482	$473,867	$911,610	$972,122
Cost of sales & distribution	366,771	370,708	733,033	759,354
Gross profit	85,711	103,159	178,577	212,768
Sales & marketing expense	21,738	22,685	46,075	47,045
General & administrative expense	20,237	35,036	41,739	70,630
Restructuring charges, net	1,133	(26)	1,133	(198)
Operating income	42,603	45,464	89,630	95,291
Interest expense, net	2,448	1,953	4,738	4,390
Other expense, net	4,702	3,050	9,942	1,975
Income tax expense	7,767	10,120	17,631	20,735
Net income	$27,686	$30,341	$57,319	$68,191

Earnings Per Share:
Weighted average shares outstanding - diluted	15,435,311	16,420,760	15,557,210	16,505,266

Net income per diluted share	$1.79	$1.85	$3.68	$4.13

AMWD Announces Second Quarter Results

November 26, 2024

Condensed Consolidated Balance Sheet
(Unaudited)
	October 31,	April 30,
	2024	2024

Cash & cash equivalents	$56,717	$87,398
Customer receivables, net	123,225	117,559
Inventories	183,978	159,101
Income taxes receivable	12,343	14,548
Prepaid expenses and other	26,380	24,104
Total current assets	402,643	402,710
Property, plant and equipment, net	255,853	272,461
Operating lease right-of-use assets	138,502	126,383
Goodwill, net	767,612	767,612
Other long-term assets, net	45,265	24,699
Total assets	$1,609,875	$1,593,865

Current maturities of long-term debt	$7,831	$2,722
Short-term lease liability - operating	32,365	27,409
Accounts payable & accrued expenses	168,372	165,595
Total current liabilities	208,568	195,726
Long-term debt, less current maturities	367,981	371,761
Deferred income taxes	—	5,002
Long-term lease liability - operating	113,949	106,573
Other long-term liabilities	4,315	4,427
Total liabilities	694,813	683,489
Stockholders' equity	915,062	910,376
Total liabilities & stockholders' equity	$1,609,875	$1,593,865

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	October 31,
	2024	2023

Net cash provided by operating activities	$52,733	$143,722
Net cash used by investing activities	(22,587)	(33,837)
Net cash used by financing activities	(60,827)	(55,236)
Net (decrease) increase in cash and cash equivalents	(30,681)	54,649
Cash and cash equivalents, beginning of period	87,398	41,732

Cash and cash equivalents, end of period	$56,717	$96,381

AMWD Announces Second Quarter Results

November 26, 2024

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period's results against the corresponding prior period's results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. Additionally, Adjusted EBITDA is a key measurement used in our Term Loans to determine interest rates and financial covenant compliance.

We define EBITDA as net income (loss) adjusted to exclude (1) income tax expense (benefit), (2) interest expense, net, (3) depreciation and amortization expense, and (4) amortization of customer relationship intangibles. We define Adjusted EBITDA as EBITDA adjusted to exclude (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition"), (2) restructuring charges, net, (3) net gain/loss on debt modification, (4) stock-based compensation expense, (5) gain/loss on asset disposals, and (6) change in fair value of foreign exchange forward contracts. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company's results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition, (2) restructuring charges, net, (3) the amortization of customer relationship intangibles, (4) net gain/loss on debt modification, (5) change in fair value of foreign exchange forward contracts, and (6) the tax benefit of RSI acquisition expenses, restructuring charges, the net gain/loss on debt modification, the amortization of customer relationship intangibles, and the change in fair value of foreign exchange forward contracts. The amortization of intangible assets is driven by the RSI acquisition. Management has determined that excluding amortization of intangible assets and change in fair value of foreign exchange forward contracts from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability.

During the second quarter of fiscal 2025, the Company changed its definition of Adjusted EPS per diluted share to exclude the change in fair value of foreign exchange forward contracts to be consistent with its definition of Adjusted EBITDA.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

AMWD Announces Second Quarter Results

November 26, 2024

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended		Six Months Ended
	October 31,		October 31,
(in thousands)	2024	2023	2024	2023

Net income (GAAP)	$27,686	$30,341	$57,319	$68,191
Add back:
Income tax expense	7,767	10,120	17,631	20,735
Interest expense, net	2,448	1,953	4,738	4,390
Depreciation and amortization expense	13,466	11,647	26,268	23,392
Amortization of customer relationship intangibles	—	11,417	—	22,834
EBITDA (Non-GAAP)	$51,367	$65,478	$105,956	$139,542
Add back:
Acquisition related expenses (1)	—	20	—	40
Restructuring charges, net (2)	1,133	(26)	1,133	(198)
Net loss on debt modification	364	—	364	—
Change in fair value of foreign exchange forward contracts (3)	4,375	3,116	9,684	2,101
Stock-based compensation expense	2,864	2,155	5,805	4,402
Loss on asset disposal	84	1,586	142	1,593
Adjusted EBITDA (Non-GAAP)	$60,187	$72,329	$123,084	$147,480

Net Sales	$452,482	$473,867	$911,610	$972,122
Net income margin (GAAP)	6.1%	6.4%	6.3%	7.0%
Adjusted EBITDA margin (Non-GAAP)	13.3%	15.3%	13.5%	15.2%

(1) Acquisition related expenses are comprised of expenses related to the RSI acquisition.
(2) Restructuring charges, net are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023 and the reduction in force implemented in the second quarter of fiscal 2025.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.

AMWD Announces Second Quarter Results

November 26, 2024

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Six Months Ended
	October 31,		October 31,
(in thousands, except share data)	2024	2023	2024	2023

Net income (GAAP)	$27,686	$30,341	$57,319	$68,191
Add back:
Acquisition and restructuring related expenses	—	20	—	40
Restructuring charges, net	1,133	(26)	1,133	(198)
Net loss on debt modification	364	—	364	—
Change in fair value of foreign exchange forward contracts (1)	4,375	3,116	9,684	2,101
Amortization of customer relationship intangibles	—	11,417	—	22,834
Tax benefit of add backs	(1,510)	(3,767)	(2,874)	(6,442)
Adjusted net income (Non-GAAP)	$32,048	$41,101	$65,626	$86,526

Weighted average diluted shares (GAAP)	15,435,311	16,420,760	15,557,210	16,505,266

EPS per diluted share (GAAP)	$1.79	$1.85	$3.68	$4.13
Adjusted EPS per diluted share (Non-GAAP)	$2.08	$2.50	$4.22	$5.24

(1) Change in fair value of foreign exchange forward contracts was excluded from Adjusted EPS per diluted share in the second quarter of fiscal 2025 to be consistent with the Company's definition of Adjusted EBITDA. Prior period amounts have been adjusted to conform to current period presentation.

Free Cash Flow

	Six Months Ended
	October 31,
	2024	2023

Net cash provided by operating activities	$52,733	$143,722
Less: Capital expenditures (1)	22,592	33,842
Free cash flow	$30,141	$109,880

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Second Quarter Results

November 26, 2024

Net Leverage

Twelve Months Ended
October 31,
(in thousands)	2024

Net income (GAAP)	$105,345
Add back:
Income tax expense	32,648
Interest expense, net	8,556
Depreciation and amortization expense	51,213
Amortization of customer relationship intangibles	7,610
EBITDA (Non-GAAP)	$205,372
Add back:
Acquisition related expenses (1)	7
Restructuring charges, net (2)	1,133
Net loss on debt modification	364
Change in fair value of foreign exchange forward contracts (3)	9,127
Stock-based compensation expense	12,084
Loss on asset disposal	292
Adjusted EBITDA (Non-GAAP)	$228,379

As of
October 31,
2024
Current maturities of long-term debt	$7,831
Long-term debt, less current maturities	367,981
Total debt	375,812
Less: cash and cash equivalents	(56,717)
Net debt	$319,095

Net leverage (4)	1.40

(1) Acquisition related expenses are comprised of expenses related to the RSI acquisition.
(2) Restructuring charges, net are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023 and the reduction in force implemented in the second quarter of fiscal 2025.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended October 31, 2024.

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